Exhibit 24.37
POWER OF ATTORNEY
Know all men by these presents:
That I, Robynn Shrader, of (address) 14 S Linn Street, Iowa City, IA 52240, as a member of the Board of Directors of THE NATIONAL CONSUMER COOPERATIVE BANK, do hereby make, constitute and appoint as my true lawful attorney in fact Richard L. Reed or James C. Oppenheimer for me and in my name, place and stead to sign any and all of the following and amendments thereto executed on behalf of THE NATIONAL CONSUMER COOPERATIVE BANK and filed with the Securities and Exchange Commission, as follows:
Annual Reports on Form 10-K for the NATIONAL CONSUMER COOPERATIVE BANK.
IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of March, 2010.

/s/ Robynn M. Shrader
Signature

State of Iowa	)
		)	SS:
County of Johnson	)
On this 10th day of March, 2010, before me personally appeared the above, to me known and known to me to be the person mentioned and described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.

/s/ Sara R. Kaner
Notary Public
My Commission expires: 07/28/2010